                                       PRESS RELEASE for immediate distribution

Beyond Commerce, Inc.

Updates Shareholders on Efforts to Up-list to the OTCQB

Las Vegas, NV. (July 5, 2018) – Beyond Commerce, Inc. (OTCMKT: BYOC), (the “Company” or “BCI”), a global provider of B2B internet marketing analytics, technologies, and related services, announced today that it has submitted an application to have its securities designated as trading on the OTCQB marketplace. The company already meets OTCQB marketplace compliance requirements by its recent Form-10 filing containing audited annual financials prepared in accordance with U.S. GAAP by a PCAOB auditor and maintains a Verified Company Profile at OTCMarkets.com.

Beyond Commerce’s Chief Executive Officer George Pursglove commented, “Up-listing to OTCQB is an important milestone in management’s plan to grow the company and upgrade its position in the public markets.  We believe this up-listing will enhance investor accessibility, and serve as a stepping stone to a possible future up-listing on the NASDAQ or NYSE.

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop, acquire and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerceinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “design,” “estimate,” “except,” “forecast,”  “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Beyond Commerce, Inc.

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